UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 11, 2008


                            STERLING EXPLORATION INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-144493
                            (Commission File Number)

                                       N/A
                        (IRS Employer Identification No.)

                  1400 Begin Street, Montreal, Quebec, H3B 4R4
              (Address of principal executive offices and Zip Code)

                                  514-334-3131
               Registrant's telephone number, including area code

                388 Drake Street, Suite 2703, Vancouver, British
                            Columbia, Canada, V6B 6A8
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 11, 2008, Lynn Wigen resigned as our president, secretary, treasurer and as a director of the Company. As a result on September 11, 2008 we appointed Marc Gagnon as president, secretary, treasurer and as a director of the Company.

Our board of directors and officers now is Marc Gagnon.

MARC GAGNON

Marc Gagnon is a graduate from the Haute Etude Commercial (HEC) of the University of Montreal and holds a Certified Management Accountant designation. Mr. Gagnon is currently the Chief Financial Officer of Hilbroy Advisory Corp., a Montreal Based Corporate Finance Advisory firm and serves on its board of directors as well as many of the firm's client's board of directors. Previously, Mr. Gagnon worked in the Food and Beverage industry for over 10 years, where he supervised buying and finances department for Weston Bakery. As an entrepreneur, he was evolved in the medical equipment industry for 15 years as a board member, regulatory affairs, administration and finances.

FAMILY RELATIONSHIPS

There are no family relationships with Mr. Gagnon or any of our other directors and officers.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company's total assets at year end for the last two completed fiscal years and in which, to our knowledge, Mr. Gagnon has had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING EXPLORATION INC.


By: /s/ Marc Gagnon
   ------------------------------------
   Marc Gagnon
   President and Director

Dated: September 12, 2008

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